FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest

event reported):

October 11, 2002

Carmina Technologies Inc.

(Exact name of registrant as specified in its charter)

Utah	0-30685	870305395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810, 540 5th Avenue SW, Calgary, Alberta, Canada T2P 0M2

(Address of principal executive offices, including zip code)

(403) 269-5369

(Registrant’s telephone number)

Item 5.

Other Events

Unaudited Pro Forma Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMINA TECHNOLOGIES INC.

Date:

September 29, 2003

By:

 /s/  John M. Alston

-------------------------------------------

John M. Alston

President and Chief Executive Officer

Unaudited Pro Forma Consolidated Financial Information

The Unaudited Pro Forma Consolidated Financial Information reflects financial information that gives effect to the October 1, 2002 acquisition of 100% of the issued and outstanding common shares of Worldwide Online Corp. by the Company.  Consideration for the acquisition was 650,000 shares of common stock of the Company.

The Pro Forma Consolidated Statement of Operations included herein reflects the use of the purchase method of accounting for the above transaction.  Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included in the Company’s 10-KSB Annual Report for the year ended December 31, 2002.  The Pro Forma Consolidated Statement of Operations gives effect to the transaction as if it had occurred on January 1, 2002, combining the results of the Company and Worldwide Online Corp. for the twelve-month period from January 1, 2002 to December 31, 2002.  The consolidated financial statements of the Company for the year ended December 31, 2002 include the results of operations of Worldwide Online Corp. for the three-month period from October 1, 2002 (acquisition date) to December 31, 2002.  To incorporate a full year’s activity of Worldwide Online Corp., this pro forma consolidated statement of operations also includes the results of Worldwide Online Corp. for the nine-month period from January 1, 2002 to September 30, 2002.

The Pro Forma Consolidated Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the period presented; nor does it purport to present the results of operations for future periods.

Carmina Technologies Inc.
Pro-forma Consolidated Statement of Operations
(Unaudited - Expressed in US Dollars)
		Worldwide
	Carmina	Online Corp.
For the year ended	Technologies	(Acquired		Pro-forma
December 31, 2002	(Successor)	company) (1)	Adjustments	Balance (2)
Revenue
Hosting and access	$109,561	$117,733	$-	$227,294
Consulting	34,631	333,686	-	368,317
Hardware sales	30,452	176,781	-	207,233
	174,644	628,200	-	802,844
Cost of revenues
Hosting and access	75,341	41,037	-	116,378
Consulting	18,526	141,934	-	160,460
Hardware	18,991	151,498	-	170,489
Depreciation	14,000	-	-	14,000
Cost of revenues	126,858	334,469	-	461,327
Gross profit	47,786	293,731	-	341,517
Expenses
General and administrative	794,502	322,229	-	1,116,731
Depreciation	4,673	10,750	-	15,423
Research and development	322	-	-	322
Total expenses	799,497	332,979	-	1,132,476
Loss from operations	(751,711)	(39,248)	-	(790,959)
Other income (expense)
Unrealized loss on investments	(51,809)	-	-	(51,809)
Writedown of advances	(213,461)	-	-	(213,461)
Loss on settlement of debt	(223,000)	-	-	(223,000)
Interest and other income	782	955	-	1,737
Interest expense	(3,108)	(2,403)	-	(5,511)
Total other expense	(490,596)	(1,448)	-	(492,044)
Net loss for the period	$(1,242,307)	$(40,696)	$-	$(1,283,003)
Basic and diluted loss per share	$(0.06)			$(0.06)
Weighted average shares
outstanding	22,196,368			22,683,868
(1)				Represents the results of operations of the acquired company for the nine-month period pre-acquisition.
(2)				To reflect a full year’s operations for the October 1, 2002 acquisition of Worldwide Online Corp. (Predecessor).